Exhibit (h)(3)

Form of AMENDED SCHEDULE A

dated December 17, 2021

to the

Master Services Agreement

between

Conestoga Funds

and

Ultimus Fund Solutions, LLC

Dated February 29, 2016

Fund Portfolio(s)

Conestoga Small Cap Fund

Conestoga SMid Cap Fund

Conestoga Mid Cap Fund

Conestoga Micro Cap Fund

The parties duly executed this Amended Schedule A as of December 17, 2021.

	Conestoga Funds		Ultimus Fund Solutions, LLC

By:		By:
Name:	Duane R. D'Orazio	Name:	Gary Tenkman
Title:	Secretary and Chief Compliance Officer	Title:	Chief Executive Officer